Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Mobix Labs, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Class A common stock, par value $0.00001 per share	457(c)	15,373,309	$0.810	$12,452,380	$0.0001531	$1,906.46

			Total Offering Amounts			$12,452,380		$1,906.46
			Total Fees Previously Paid					$888.02
			Total Fee Offsets					$––
			Net Fee Due					$1,018.44

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered of issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)	Consists of the resale by the selling stockholders from time to time of up to an aggregate of 15,373,309 shares of our Class A Common Stock, par value $0.00001 per share (the “Class A Common Stock”) consisting of:

●	4,876,860 shares of Class A Common Stock that are issuable upon exercise of outstanding Common Warrants issued in the 2025 Offering.

●	5,755,396 shares of Class A Common Stock that are issuable upon the exercise of the Existing Warrants issued in the 2024 Private Placement and which have previously been registered on a registration statement on Form S-1 (File No. 333-281492), as amended by Amendment No. 1 filed on August 26, 2024, which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 28, 2024 (as supplemented by the Prospectus Supplement No. 1 dated November 29, 2024 (the “Initial Registration Statement”).

●	201,439 shares of Class A Common Stock that are issuable upon the exercise of warrants issued to HCW, and which have previously been registered on the Initial Registration Statement.

●	682,760 shares of Class A Common Stock that are issuable upon the exercise of warrants issued to Roth as part of the 2025 Offering.

●	3,856,854 shares of Class A Common Stock (the “RaGE Shares”) issued as consideration in connection with our acquisition of RaGE Systems, Inc.

(3)	The proposed maximum offering price per unit is estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s Class A Common Stock quoted on The Nasdaq Global Market on May 16, 2025.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses(1)

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price(2)	Form Type	File Number	Initial Effective Date
Equity	Class A Common Stock, par value $0.00001 per share (3)	5,956,835	$6,016,403	S-1	333-281492	August 28, 2024

(1)	Pursuant to Rule 457(b) and Rule 429, no separate registration fee is payable with respect to the primary issuance or resale of such securities, as such securities were previously registered on the Initial Registration Statement identified in the table above.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3)	In addition to the common stock set forth in this table, pursuant to Rule 416(a) under the Securities Act, this registration statement also registers such additional number of common stock as may become issuable by reason of any share splits, share dividends or similar transactions.